AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 9th day of March, 2016, to the Amended and Restated Custody Agreement, dated as of December 6, 2012, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit AA attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Pzena Small Cap Value Fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit AA is hereby superseded and replaced with Amended Exhibit AA attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Pzena

Amended Exhibit AA to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement

Name of Series	Date Added
Pzena Mid Cap Focused Value Fund	On or after March 20, 2014
Pzena Emerging Markets Focused Value Fund	On or after March 20, 2014
Pzena Long/Short Value Fund	On or after March 20, 2014
Pzena Small Cap Value Fund	On or after March 9, 2016

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at March, 2014

Annual Fee Based Upon Market Value Per Fund*
___ basis point on average daily market value
Minimum annual fee per fund - $___
Plus portfolio transaction fees

Portfolio Transaction Fees
$___ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$___ /U.S. Bank repo agreement transaction
$___ /short sale
$___ /option/future contract written, exercised or expired
$___ /mutual fund trade/Fed wire/margin variation Fed wire
$___ /physical transaction
$___ /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus __.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature not required as fees are not changing; only the Pzena Small Cap Value Fund is being added.

Pzena

Amended Exhibit AA (continued) to the Separate Series of Advisors Series Trust Amended
and Restated Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at March, 2014

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[ ]	$[ ]	Estonia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Euromarkets**	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Finland	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	France	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Germany	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Ghana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Greece	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Palestinian Autonomous Area*	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
China "A" Shares	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
China "B" Shares	All	[ ]	$[ ]	Jamaica*	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Latvia	Bonds	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]				
Ecuador	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Serbia*	All	[ ]	$[ ]				
Egypt	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]				

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

** Tiered by market value:<$[ ] bp, >$[ ] and <$[ ] : bps; >$[ ] : bps.

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	__ foreign securities: $___
▪	__ foreign securities: $___
▪	Over __ foreign securities: $___
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $___.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $___ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Pzena